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                                                                    EXHIBIT 23.7

                        CONSENT OF JULIA M. DI GIOVANNI

     The undersigned, JULIA M. DI GIOVANNI, hereby consents to being named in the accompanying Registration Statement on Form S-4 of Eldorado Bancorp (the "Registrant") as about to become a director of the Registrant in connection with the consummation of the transactions contemplated by the Merger Agreement, which is described in the Joint Proxy Statement/Prospectus forming part of such Registration Statement.


DATED: August 29, 1995                        /s/  JULIA M. DI GIOVANNI
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                                                   JULIA M. DI GIOVANNI